Apache Overseas, Inc.
                            2000 Post Oak Boulevard
                                   Suite 100
                             Houston, TX 77056-4400

                            Telephone (713) 296-6000
                            Facsimile (713) 296-6450


                                27 February 1998

Mr. David Pierce
FX Energy, Inc.
3006 Highland Dr. #206
Salt Lake City, UT 84106

Dear David:

FX Energy and Apache Overseas agree that in respect of all their agreements for acreage in Poland in which there are provisions relating to "Protection Acreage", the following procedures will apply and will modify the provisions in such agreements:

1) When a party ("Acquiring Party") to one of the agreements acquires acreage covered by the Protection Acreage clause, it will inform the other party, promptly, in writing.

2) No transfer of interest will take place at that time, and the potential transferee shall not be involved in operations on the Protection Acreage until the time referred to below.

3) When the Acquiring Party identifies and plans to drill a structure which extends on to any which extends onto any part of the Protection Acreage, it will inform the other party at least three months before the planned spud date of a well, together with all relevant data, and give the other party the opportunity to participate on a "ground floor" basis, equal to half the interest of the offering party, in return for reimbursement of the same share of the seismic and other G and G costs incurred by the Acquiring Party in developing the prospect.

4) The other party will respond within on month, and if it elects to participate, the parties will enter into additional documentation to give the other party rights of beneficial ownership to one-half of Acquiring Party's interest in the area covered by the prospect.

If you agree to the above, please so indicate by signing and returning a copy of this letter.

Very truly yours,

/s/ Floyd R. Price
President

Accepted and agreed to this 1st day of March, 1998.

/s/ David N. Pierce